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                                                                      Exhibit 99

                                  SCHEDULE 13D
                          ---------------------------
CUSIP NO.: 770292-10-0

                                   EXHIBIT 99
                                   ----------

                                POWER OF ATTORNEY

                              SCHEDULES 13D AND 13G




KNOW ALL MEN BY THESE PRESENTS: That the person whose signature appears below has made, constituted, and appointed, and by this instrument does make, constitute, and appoint Robert M. Wilson, Glenn E. Morrical, David L. Genger and Robert T. Wilson, and each of them, her true and lawful attorney, with full power of substitution and re-substitution, to affix for her and in her name, as attorney-in-fact her signature to the individual's reports on Schedule 13D and 13G for the year ended December 31, 1999, pursuant to the Securities Exchange Act of 1934, as amended, and to any and all amendments and exhibits to that Schedule, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done, as fully as the undersigned might do or could do if personally present, and hereby ratifies and confirms all that each of such attorneys-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed this 2nd day of February, 1999.




/s/ Deborah A. Fletcher
-------------------------------------
Deborah A. Fletcher






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